EXHIBIT 10.13


                                 VIDEO ON DEMAND
                            CONTENT SUPPLY AGREEMENT




[GRAPHIC OMITTED]

                                     Between

                                 NS8 Corporation

                                       and

                              Advanced Datanetwork
                            Communications Co., Ltd.




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VIDEO ON DEMAND
CONTENT SUPPLY AGREEMENT


                                                 TABLE OF CONTENTS

1.       GRANT OF RIGHTS.......................................................1
2.       AVAILABILITY OF NS8 CONTENT...........................................1
3.       FINANCIAL ARRANGEMENTS................................................1
4.       TECHNICAL AND OTHER SERVICES..........................................1
5.       PHYSICAL MATERIALS....................................................1
6.       MARKETING, PROMOTION AND ADVERTISING..................................1
7.       STATEMENTS AND REPORTS................................................1
8.       AUDIT.................................................................1
9.       NS8'S REPRESENTATIONS AND WARRANTIES..................................1
10.      LICENSEE'S REPRESENTATIONS AND WARRANTIES.............................1
11.      INDEMNIFICATION.......................................................1
12.      MISCELLANEOUS.........................................................1
13.      NOTICES...............................................................1
14.      GOVERNING LAW.........................................................1
15.      FORCE MAJEURE.........................................................1
16.      CONFIDENTIALITY.......................................................1
17.      LIMITATION OF LIABILITY...............................................1
18.      PRESUMPTIONS..........................................................1
19.      HEADINGS..............................................................1
20.      ENTIRE UNDERSTANDING..................................................1
   SCHEDULE A..................................................................1
      STANDARD TERMS..........................................................15
   SCHEDULE B.................................................................16
      LAUNCH TITLES - CURRENT FILMS...........................................16




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                                           VOD CONTENT SUPPLY AGREEMENT

THIS AGREEMENT (the "Agreement"), dated as of [ ], 2006, is entered into by and between NS8 Corporation, a Delaware corporation with its offices at One Union Square, 600 University Street, Suite 1525, Seattle, Washington 98101 or its assignee ("NS8" or "Licensor"), and Advanced Datanetwork Communications Co., Ltd. ("ADC"), a Thailand corporation, through Buddy Broadband, its IPTV service brand (collectively, the "Licensee"), with an office at 19th Floor, Amarin Tower 500 Ploenchit Rd., Lumpini, Pathumwan, Bangkok 10330, Thailand. Each party hereto is also individually referred to as "Party" and together referred to as the "Parties".

RECITALS

A. NS8 is the Licensor of certain VOD rights in relation to NS8 Content (as defined below) as a result of various license agreements entered or to be entered into between NS8 and Content Owners.

B. Licensee is in the business of digital content services to end-consumers by means of the Service(s) (as defined below). Licensee has the option to license NS8 Content from NS8 for its IPTV and internet PC VOD services according to the distribution rights of each individual program.

C. The Parties wish to enter into an agreement whereby NS8 will make the NS8 Content available to Licensee for distribution within the Territory on the Service(s).

D. This Agreement sets out the terms under which such NS8 Content will be made available to Licensee on the Service(s).

In consideration of the premises and the respective covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:



1.   GRANT OF RIGHTS

         1.1 RIGHTS GRANTED. Non-exclusive right to exhibit original language versions of Licensed Films or programs on a VOD basis during their License Periods to users for home viewing in Thailand delivered via (a) to an addressable set top box or (b) the internet solely to a user's single personal computer or a similar IP-enabled viewing device including portable/mobile devices that are approved by Licensor in its sole discretion (a "Device"), on the VOD service known as "Buddy Broadband" branded by Licensee and co-branded by licensor "iWave".

"VOD" means the exhibition of a single film or program originated by a request from the user and for which a separate fee is charged for the privilege of viewing one or more exhibitions during the Viewing Period at a time selected by the user.




         1.2 RESTRICTION OF RIGHTS. Unless approved in advance by Licensor giving its express consent in writing to Licensee, the VOD service of Licensee shall be in commercial operation at all times during the Term. No fee shall be charged for general access to the VOD service. The fee charged for the VOD exhibition of a Licensed Film shall be unaffected by the purchase of other programs, products or services. The VOD service shall be non-advertiser supported (without limiting the generality of the foregoing, the exhibition of programs shall not be preceded by, followed by or interrupted with advertising of any kind). There shall be no packaging or bundling of programs on the VOD service (e.g., a program cannot be offered with other programs for a combined charge, and a fee cannot be conditioned or varied on whether the user purchases other programs, products or services). Licensee shall not sublicense to any other Party the right to exhibit Licensed Films (including carriage of the VOD service by a delivery platform owned, operated or controlled by another party); provided, however, that with Licensor's prior written approval Licensee may enter into co-marketing arrangements with third party internet portals and delivery platforms to promote and market to consumers the VOD service as long as Licensed Films or programs on the VOD service remain accessible to users solely through Licensee's wholly-owned and operated website.

         1.3   NOTIFICATION  OF  UNAUTHORIZED   TRANSMISSIONS.   Licensee  shall
immediately notify NS8 of any unauthorized transmissions or exhibitions of any Available Film or program of which it becomes aware.



2.       AVAILABILITY OF NS8 CONTENT

Subject to availability, Licensor shall license to Licensee all content contained within the iWave Programming Catalog including:

All available programming within the iWave international VOD content catalog.

Such TV Movies, Made-for-Video films, Concerts, Documentaries, High Definition TV and TV Series as they become available and as the Parties mutually agree.


For the purpose of clarification, this agreement does not include Hollywood Studio product and supply of such programming would require a separate business and license arrangement.

         2.1 AVAILABILITY DATE. Availability dates and License Period duration shall be specified by Licensor. For clarity, a Licensed Film's License Period may extend beyond the expiration of the Term of this Agreement and the provisions of this Agreement shall continue to apply in full force and effect through the last day of the last expiring License Period.

         2.2 NUMBER OF EXHIBITIONS. Each Available Film or program is available for an unlimited number of exhibitions during its License Period. Licensee shall make each Available Content or Film or program accessible on the Service to all Subscribers at all times throughout the duration of its License Period.

NOTIFICATION OF GENRES. Licensee shall notify NS8 of the various genres/categories in which programs will generally be classified on the Service. Where advised by NS8 that an Available Content or Film or program should be classified in a particular manner, Licensee shall ensure that the Available Content or Film or program is classified in the genres/categories so specified by NS8.



Shelf Space. Each Licensed Film shall be stored and available on a continuous basis on the VOD service file server for exhibition for the duration of its License Period.



VIEWING PERIODS. Users may view exhibitions of Licensed Films or programs during a consecutive 24-hour period only (unless NS8 agrees to provide its consent to a longer viewing period for the exhibition of a particular program by means of a prior express written approval to any such longer viewing period), after which the film or program shall no longer be viewable in the absence of a subsequent rental by the User. For clarity, the Viewing Period starts upon the user's first viewing of the Licensed Film (i.e., a separate 24-hour period does not apply for each Device onto which the Licensed Film is downloaded). Non-viewable content files must be purged from the Device no later than 30 days after download or expiration of the License Period (if earlier).



TECHNOLOGY. Transmissions of Licensed Films or programs over the internet shall be delivered from Licensee's secure servers directly to the Device of the User via an encrypted content file protected at all times using digital rights management software approved by Licensor (the "DRM"). Delivery to PC's and other approved portable/mobile devices shall be distributed exclusively by means of the iWave Interactive Distribution Platform.

Licensee shall also employ a geofiltering service and payment billing address verification system approved by Licensor to ensure that Users are located solely within Thailand. All transmission technology is subject to full review and approval by Licensor prior to the start of and during the Term of this Agreement.

Licensor may immediately suspend the Rights Granted as to some or all Licensed Films, or immediately terminate this Agreement, in the event of an actual security or territorial breach as determined in Licensor's good faith judgment. Upon its receipt of a suspension or termination notice, Licensee shall take immediate steps to remove some or all of the content files and/or license key (as applicable) or make such content files and/or license keys inaccessible from the VOD service as soon as commercially feasible (but in no event later than 24 hours after receipt of such notice from Licensor).


COPY PROTECTION. Licensee shall put in place fully secure and effective, stringent and robust security systems and technologies to prevent theft, pirating and unauthorized exhibition (including, without limitation, exhibition to non-Subscribers and exhibition outside the Territory), unauthorized copying or duplication of any video reproduction or compressed digitized copy of any Available Film or program and such security systems, procedures and technologies shall be no less stringent or robust than those which Licensee employs with respect to available films or programs from other content providers.

Licensee shall request internet service providers that are affiliated with or used by the VOD service to (a) notify users of the ISP's anti-piracy policy regarding the transmission of copyrighted materials, and (b) to the extent permitted by applicable law, forward all copyright infringement notices to such ISP's users upon request by Licensor. In addition, Licensee shall investigate using "traffic shapers" for purposes of suspending an infringing User's access to the Internet protocol specified in the copyright infringement notice until the infringement issue has been resolved.



APPROVAL OF SERVICE. Licensee shall, as it deems appropriate, provide to NS8 within thirty (30) days of the date of this Agreement a full description of the Licensee's Service including network architecture, encoding and encryption methodologies, Subscriber verification and authentication procedures, billing and reporting procedures and content protection and security measures. No NS8 Content shall be made available on the Service until such time as NS8 has confirmed to Licensee in writing that the Service has been approved by NS8 and, where applicable, the relevant Content Owners. Licensee will find and employ the best way to provide NS8 with accurate reporting regarding the foregoing matters in a timely manner.



IMAGE QUALITY. If Licensee employs a compression  technology using (a) less than
3.0 Mbps or more than 10.0 Mbps MPEG2, (b) less than 700Kbps or more than 5.0 Mbps Windows Media 9+, Real Video 9+ or H.264, or (c) makes any other revision that results in a degradation (resulting in a resolution of less than 320x480) or an improvement (resulting in a resolution of more than 720x480) of the quality of the image, Licensor shall have right to approve such compression technology and resulting resolution. The foregoing resolution and bitrate restrictions do not apply to Devices with built-in displays less than 4 inches wide.




REVENUE SHARING & MINIMUM  GUARANTEES.  Net Revenue will be split 60% (NS8): 40%
(ADC) for all content provided, distributed and purchased on the ADC "Buddy Broadband" IPTV services. In the event minimum guarantees for certain Content Properties are required to be paid to the Content Owner prior to distribution, revenue splits and minimum guarantees will be mutually agreed by the Parties on a case by case basis. Net Revenue is defined as the net amount of the Retail Price (as defined below) of the Content Property after allocations of revenue share to its appropriate Content Owner has been deducted.


3.       FINANCIAL ARRANGEMENTS

         3.1 CHARGE TO SUBSCRIBERS.  Unless  otherwise agreed in writing by NS8,
each  Subscriber   shall  be  charged  the  Retail  Price  for  each  Subscriber
Transaction.

         3.2 BILLING. The Licensee shall be responsible for billing Subscribers for each Subscriber Transaction and for the collection of all monies due from Subscribers in relation to NS8 Content.

         3.3 PAYMENT OF REVENUE SHARE. Licensee shall pay NS8's revenue share (exclusive of value added tax) to NS8 on a monthly basis at the rate specified in Schedule A hereto. The revenue share may be amended or modified from time to time by mutual agreement of the Parties.

         3.4 NS8 BANK DETAILS. Unless and until Licensee is otherwise notified by NS8, all payments hereunder shall be paid by wire transfer in United States Dollars (converted at the Exchange Rate in effect on the payment due date according to the rate announced by the Bank of Thailand) to NS8 at the bank account specified in Schedule A hereto.

         3.5 LATE PAYMENTS. Any payment not made within fifteen (15) business days from the date that it is due under this Agreement shall accrue interest from the date such amount is due until payment is received in full at the rate of 7.5 % per annum of the defaulting amount.

         3.6 TAXES. Licensee shall pay the revenue share under Section 3.3 to NS8 after deducting applicable withholding tax that is properly chargeable to NS8 under applicable governing law. NS8 shall pay its share of corporate income tax arising out of the transactions contemplated by this Agreement that NS8 is legally responsible to pay under the applicable law governing corporate income tax. Licensee shall be responsible to pay for the stamp duty and its own corporate income tax arising out of this Agreement.

         3.7 CURRENCY REGULATION. To the extent any sums due to NS8 hereunder cannot be sent to NS8 because of currency restrictions or any other governmental regulation or restriction, NS8 may elect, in its sole and absolute discretion, to have all such sums due to NS8 hereunder deposited by Licensee in an interest bearing account in the name of NS8 or its designee at a bank designated by NS8 where payment is permitted, which deposit shall be in satisfaction of Licensee's payment obligations hereunder. Licensee shall document all deposits made to such account and the dates thereof and provide that information to Licensor in a timely manner.



4.       TECHNICAL AND OTHER SERVICES

         4.1 SEPARATE AGREEMENT REQUIRED. This Agreement does not cover any technical or other services that may be provided by NS8 to Licensee other than those specifically contemplated in this Agreement. In the event that Licensee desires NS8 to provide any such additional services, then any provision of such additional services would be subject to a separate agreement to be negotiated between the Parties.



5.       PHYSICAL MATERIALS

         5.1 DELIVERY OF COPIES. NS8 shall deliver to Licensee at least 10 days prior to the Availability Date for each Available Content or Film or program an encoded digital file or master tape for the Territory together with trailer and metadata (each, together with such further duplicates or compressed or digitized versions as Licensee shall be permitted to create solely to perform its obligations hereunder, a "Copy").

         5.2 TITLE OVER COPIES. Each Copy of any Available Content or Film or program is the property of NS8 and/or the relevant Content Owner as the case may be, subject only to the limited right of use expressly permitted herein, and Licensee shall not permit any lien, charge, pledge, mortgage or encumbrance to attach thereto. At all times during an Available program's License Period, NS8 and/or the relevant Content Owner shall have access without cost to any Licensed Language versions, tracks, dubs and digitized compressed Copies of such Available program; provided that any copies shall be at Content Owner's or NS8's cost as the case may be and provided further that in respect of NS8 only, no such versions or materials created by Licensee may be provided to or used by any service or company that competes with the Service during the term hereof.

         5.3  MATERIALS DELIVERY CHARGE.

Standard Definition (NTSC or PAL). A delivery fee of USD$25.00 per title shall be charged for each program delivered to ADC. Licensee bears all costs, including those related to materials, encoding, delivery, insurance, marketing and performing rights fees.

High Definition. A delivery fee shall be charged back at the same cost to Licensor for duplication and /or encoding of any HD programming.

         5.4 CUTTING, EDITING AND INTERRUPTION. Licensee shall not make, or authorize any others to make, any modifications, deletions, cuts, alterations or additions in or to any Available Film or program without the prior written consent of NS8. For the avoidance of doubt, no panning and scanning, compression or so-called "upconversion" and similar modifications shall be permitted. Without limiting the foregoing, Licensee shall not delete the copyright notice or credits from the main or end title of any Available Film or program or from any other materials supplied by NS8 hereunder. No exhibitions of any Available Film or program hereunder shall be interrupted for intermission, commercials or any other similar commercial announcements of any kind.



6.       MARKETING, PROMOTION AND ADVERTISING

Licensee shall prominently market each Licensed Film or program on the VOD service at least as favorably as Licensee markets comparable programs supplied by other comparable content providers by available means, such as print, program guides, on menu pages and other means including but not limited to Licensee's website promotions and e-mails to Licensee's customer base.

Licensee shall provide an amount of promotional time and space for Licensed Films at least equal to the proportion that License Films make up all licensed product on NS8's "iWave" service. Further, the promotion of Licensed Films shall occur at least as frequently and prominently as promotion of motion pictures of other licensors in the same pricing categories. Without limiting the generality of the foregoing, Licensee shall highlight Licensor's brand(s) and titles on the "iWave" website (or any successor website) and consumer/retail promotion in addition to the channel listing. Furthermore, Licensee will be permitted to categorize and/or allow for searches for Licensed Films using Licensor's brand(s).

Licensor may place its logo/watermark in the Licensed Films and in on-air promotional materials, and may promote at the end of the Licensed Films other upcoming Licensor films and programs.

Licensee shall cooperate in all market tests and research requested by Licensor. Licensee shall also deliver monthly written reports regarding VOD buying habits of Users, including buy rates, genre trends, and User demographics and buying trends.


       Licensee (a) shall only use advertising materials provided or approved by Licensor without alteration, (b) shall not use the images, names, likenesses or marks of the characters or persons in a Licensed Film apart from the advertisement of its exhibition or to constitute a commercial tie-in, endorsement or testimonial, (c) shall not exhibit any excerpt of a Licensed Film other than "trailers" supplied by Licensor without alteration, and (d) shall comply with any instructions and restrictions furnished by Licensor in connection with promotion of the Licensed Films.




7.       STATEMENTS AND REPORTS

         7.1 REPORTS TO ACCOMPANY PAYMENTS. At the time that any payment is made to NS8 hereunder, such payment shall be accompanied or preceded by an accounting statement setting forth the following calculations and information in respect of such payment: (a) the actual number of Subscribers for each relevant period, (b) the actual number of Subscriber Transactions per Available Content or Film and program for the relevant period, (c) the actual Retail Price charged per Available Content or Film and program, and (d) the amount of the NS8 License Fee for each Available Content or Film and program.

         7.2 USE OF MARKET SURVEYS. Licensee shall provide to NS8 all relevant non-confidential results of any studies conducted by Licensee that pertain to the exhibition of films on a Video-On-Demand basis, including, without limitation, focus group surveys and demographic studies. NS8 may make suggestions to Licensee regarding the direction of ongoing research regarding Real Time Reporting Requirements. In addition to Section 7.1 above and this
Section 7.2, Licensee shall provide NS8 with access to real-time usage data in respect of NS8 Content available on the Service, in a format mutually agreed between the Parties.



8.       AUDIT

         8.1 NS8'S AUDIT RIGHTS. Licensee shall keep and maintain complete and accurate books of account and records at its principal place of business in connection with each of the Available Content or Films and programs and pertaining to Licensee's compliance with the terms hereof, including, without limitation, copies of the statements and other information referred to in
Article 8 hereof. NS8 shall have the right, no more than once in any Term Year, at NS8's cost (subject to the penultimate sentence of this Section 8.1), during business hours to audit and check (either itself or by an independent third party) at Licensee's principal place of business, Licensee's books and records pertaining to the accuracy of the statements and other financial information delivered to NS8 by Licensee and the amount of the NS8 License Fees paid or payable hereunder and to ensure compliance with Article 8 hereof. Any statement or payment provided to NS8 which is not challenged by written notice to Licensee setting forth the specific grounds on which NS8 reasonably believes such statement or payment to be incorrect, shall be deemed to have been accepted by NS8 after eighteen (18) months after the date of such statement or payment, and NS8 shall thereafter be barred from and hereby waives its right to pursue an audit or any claims with respect to such statements or payments. If an examination establishes an error in Licensee's computation of NS8 License Fees due with respect to the Available Films or programs, Licensee shall immediately pay the amount of underpayment, plus interest thereon from the date such payment was originally due at a rate equal to the lesser of 1.0% per month compounded monthly and the maximum rate permitted by applicable law. If such error is in excess of 10% of such NS8 License Fees due for the period covered by such audit, Licensee shall, in addition to making immediate payment of the additional NS8 License Fees due pay for cost of audit for NS8 plus interest in accordance with the previous sentence, pay to NS8 the reasonable costs and expenses incurred by NS8 for any audit. In the event that the rate of interest set forth in this Section exceeds the maximum permitted legal interest rate, such rate shall be automatically reduced to the maximum permitted legal interest rate, and all other terms and conditions of this Agreement shall remain in full force and effect.



9.       NS8'S REPRESENTATIONS AND WARRANTIES

In reliance upon the representations made to NS8 by the Studio Licensors and other Content Owners, and without limiting any other representation or warranty made by Licensee herein, NS8 hereby represents and warrants to Licensee that:

         9.1 It has the full right, power and authority to enter into this Agreement; and

The performing rights to any musical compositions contained in each of the Available Content or Films and programs, are either (a) controlled by ASCAP, BMI or SESAC or similar organizations having jurisdiction in the Territory, (b) controlled by NS8 to the extent required for the licensing of the exhibition in accordance herewith, or (c) in the public domain. NS8 does not represent or warrant that Licensee may exercise the performing rights in the music without obtaining a valid performance license and without payment of a performing rights royalty or license fee, for those rights falling within category.



10.  LICENSEE'S REPRESENTATIONS AND WARRANTIES

Without limiting any other representation or warranty made by Licensee herein, Licensee hereby represents, warrants and covenants to NS8 that:

         10.1 It has the full right, power and authority to enter into this Agreement;

         10.2 The Available Content or Films or programs shall be delivered only on the Service and to Licensee's Subscribers;

         10.3 No Available Content or Film or program shall be exhibited except by the means provided in this Agreement;

         10.4 All Services shall comply with the restrictions and specifications set forth herein;

         10.5 Licensee shall not permit, and shall use commercially reasonable efforts to prevent, the reception of the Available Content or Films or programs in any facility which is not a Private Residence;

         10.6 Except for the promotion of the Available Content or Films and other entertainment programs and sporting events available on the Service or as otherwise provided herein, unless approved in writing in advance by NS8, no advertising will be exhibited on the Service;

         10.7 Licensee will make available to NS8 sufficient media server storage capacity to meet the Minimum Storage Capacity specified in Schedule A hereto;

         10.8 Licensee will use reasonable commercial efforts to ensure that the available bandwidth to all Subscribers is at all times not less than the Minimum Bandwidth Requirement specified in Schedule A hereto.




11.  INDEMNIFICATION

         11.1 NS8 shall indemnify, defend and hold harmless Licensee and its representatives (with respect to a Party, its officers, directors, equity owners, employees and other representatives and its parents, subsidiaries and Affiliates (and their officers, directors, equity owners, employees and other representatives (collectively, the "Representatives")) from and against any and all claims, damages, liabilities, costs and expenses, including reasonable outside counsel fees, arising from or in connection with the breach by NS8 of any of its representations, warranties, covenants or any material provisions of this Agreement. Licensee shall promptly notify NS8 of any such claim or litigation. The failure to provide such prompt notice shall not diminish NS8's indemnification obligations except to the extent NS8 is actually prejudiced by such failure. In addition, NS8 shall not be required to indemnify Licensee or its Representatives for any claims resulting from Licensee exhibiting an Available Film or program or using Advertising Materials in a form other than as delivered or authorized by NS8, or otherwise permitted under this Agreement, or due to Licensee's unauthorized editing or modification of any Available Film or program or Advertising Materials or Licensee's authorization of a third party to do any of the foregoing if in violation of the express terms of this Agreement.

         11.2 Licensee shall indemnify, defend and hold harmless NS8 and its Representatives from and against any and all claims, damages, liabilities, costs and expenses, including reasonable outside counsel fees, arising from or in connection with the breach of any representation, warranty or provision of this Agreement by Licensee. NS8 shall promptly notify Licensee of any such claim or litigation. The failure to provide such prompt notice shall not diminish Licensee's indemnification obligations except only to the extent Licensee is actually prejudiced by such failure.

         11.3 In any case in which indemnification is sought hereunder:

                           11.3.1. At the indemnifying party's option, the indemnifying party may assume the handling, settlement or defense of any such claim or litigation. If the indemnifying party assumes the handling, settlement or defense of any such claim or litigation, the party to be indemnified shall cooperate in the defense of such claim or litigation, and the indemnifying party's obligation with respect to such claim or litigation shall be limited to holding the indemnified party harmless from any final judgment rendered on account of such claim or settlement made or approved by the indemnifying party in connection therewith, and expenses and reasonable attorneys fees of the indemnified party incurred in connection with the defense of such claim or litigation prior to the assumption thereof by the indemnifying party and any reasonable out-of-pocket expenses for performing such acts as the indemnifying party shall request. If the indemnifying party does not assume the handling, settlement or defense of any such claim or litigation, the indemnifying party shall, in addition to holding the indemnified party harmless from the amount of any damages awarded in any final judgment entered on account of such claim, reimburse the indemnified party for reasonable costs and expenses and reasonable attorneys fees of the indemnified party incurred in connection with the defense of any such claim or litigation; and

                           11.3.2 The party seeking indemnification shall fully cooperate with the reasonable requests of the other party in its participation in, and control of, any compromise, settlement, litigation or other resolution or disposition of any such claim. The indemnifying party shall not consent to the entry of any final judgment in any action without the indemnified party's prior written approval.



12.  MISCELLANEOUS

Licensor may withdraw a Licensed Film due to legal rights issues, legal or music clearance issues and/or due to re-release, remake and sequel moratoria.

Licensee shall be responsible for any breach of this Agreement by any party involved in delivering the VOD service to Users, including internet service providers.

Licensor may terminate this Agreement if (a) Licensee breaches any of its payment or security obligations and fails to cure same within five (5) days after receiving notice of any such breach from Licensor, (b) Licensee breaches any representation, warranty or covenant (other than payment or security obligations) and fails to cure same within 15 days after receiving notice of any such breach from Licensor, (c) Licensee files a petition in bankruptcy or becomes insolvent, or (d) any business combination between Licensee and another VOD and/or PPV service in the Territory occurs or if any change in control of Licensee occurs. Upon termination, Licensor shall be relieved of its future obligations and Licensee shall remain obligated to fulfill all accrued obligations, including the payment of License Fees. In addition, Licensor may declare all License Fees due (or to become due but for such termination) immediately due and payable.

Each Party agrees to maintain in confidence the terms of this Agreement and all information derived from the other Party, except (a) as necessary to comply with applicable law or court order and, without limiting the generality of the foregoing, as necessary to comply with the rules or regulations of an relevant stock exchange or the Securities and Exchange Commission of the United States of America, (b) as part of its normal reporting procedures to its parent company, auditors and attorneys, and (c) in order to enforce any of its rights.

Licensee may not assign this Agreement without the prior written consent of Licensor. Licensor may freely assign this Agreement to an affiliate capable of performing Licensor's obligations.

This Agreement is a short form agreement, and the Parties may, by mutual agreement, supersede this Agreement with a more comprehensive long form agreement. Until the execution and delivery of such long form agreement, this Agreement shall be the binding agreement between the Parties relating to the subject matter hereof.




13.  NOTICES

         13.1 Except as otherwise expressly provided herein, all notices, statements and other documents desired or required to be given hereunder shall be in writing and shall be given by personal delivery, reputable overnight or courier delivery service or facsimile. All notices, statements and other documents shall be sent to:



If to NS8:                 NS8 Corporation
                           600 University Street, Suite 1525,
                           Seattle, Washington  98101
                           Attention:  Chief Operating Officer
                           Fax No.:  +206-342-1799

With a copy to:            NS8 Corporation
                           #200 - 1311 Howe Street,
                           Vancouver, British Columbia V6Z 2P3
                           Attention:  Corporate-Legal Department
                           Fax No.:  +604-677-7011

If to Licensee:            Trairat Kaewkerd
                           Managing Director
                           Advanced Datanetwork Communications Co., Ltd.
                           19th Floor, Amarin Tower
                           500 Ploenchit Rd., Lumpini, Pathumwan
                           Bangkok 10330, Thailand

with a copy to:            Fuangfa   Amponstira
Attention:                 Senior Director, Broadband Marketing


(or at such other address as may be designated in writing by either Party). Notice given by facsimile shall be deemed given on the Business Day of receipt, as evidenced by the confirmation sheet thereof; notice given by personal delivery shall be deemed given upon delivery and notice given by overnight delivery or courier service shall be deemed given the third Business Day following the Business Day of delivery to the overnight delivery service.




14.  GOVERNING LAW

         14.1 This Agreement shall be interpreted and construed in accordance with the laws of Washington State with the same force and effect as if fully executed and to be fully performed therein without giving effect to its conflicts of laws, principles or rules and shall be exclusively submitted to the Federal and State courts of Washington State, USA. The Parties waive their right to trial by jury.



15.  FORCE MAJEURE

         15.1 Neither Party shall in any manner whatsoever be liable or otherwise responsible for any delay or default in, or failure of performance resulting from or arising out of or in connection with any "Event of Force Majeure", and no such delay, default in, or failure of performance shall constitute a breach by either Party hereunder. For purposes of this Agreement, an "Event of Force Majeure" in respect of a Party shall mean any reasonably unforeseeable act, cause, contingency or circumstance beyond the reasonable control of such Party, including, without limitation, any governmental action, nationalization, expropriation, confiscation, seizure, allocation, embargo, prohibition of import or export of goods or products, regulation, order or restriction (whether foreign, federal or state), war (whether or not declared), civil commotion, disobedience or unrest, insurrection, public strike, riot or revolution, fire, flood, drought, other natural calamity, damage or destruction to plant and/or equipment, or any other accident, condition, cause, contingency or circumstance (including without limitation, acts of God or terrorism within or without the United States), but shall not include an inability to pay for whatever reason.




16.  CONFIDENTIALITY

         16.1 COMMUNICATIONS. All communications between the Parties or their affiliates or any of them in respect of this Agreement or the transactions contemplated by this Agreement and all proprietary information and other proprietary material (whether such party's or another party's proprietary or confidential information or material) supplied to or received by any of them from the others which is either marked "confidential" or is by its nature intended to be exclusively for the knowledge of the recipient alone shall be kept confidential by the recipient unless such information (a) is available to a member of the public through no act or omission on the part of the recipient,
(b) was available to the recipient on a non-confidential basis from a source other than a Party hereto, provided that to the recipient's knowledge after due inquiry, such source is not bound by any obligation of confidentiality with respect to such information or the disclosure thereof, (c) has been independently acquired or developed by the recipient without violating any of its confidentiality obligations hereunder, or (d) has been specifically approved in writing by the disclosing Party for use or dissemination by the recipient. If a Party or its affiliate is compelled to disclose confidential information obtained hereunder by judicial or administrative procedures or in the opinion of its counsel, by other requirements of law, or if such confidential information is required to be disclosed for the enforcement of the recipient's rights as a Party under this Agreement, then in each such circumstance, this confidentiality obligation shall cease only to the extent required under the respective circumstances. For the purposes of clarification, each Party to this Agreement agrees that the Agreement and all of the terms and conditions hereof may be disclosed by a Party without the consent of the other Party as required by applicable rules and regulations of the United States Securities and Exchange Commission.

         16.2 NOTWITHSTANDING TERMINATION. The obligations of any Party contained in this Article 16 shall endure for the term of this Agreement and shall continue for two (2) years thereafter. The Parties acknowledge the competitive value and confidential nature of the confidential information to be disclosed and that damage could result to the disclosing party if confidential information is disclosed to any third party or used by any party other than the disclosing party. Further, the Parties acknowledge that if the receiving party shall violate the provisions of this Article 16, the disclosing party may suffer immediate and irrevocable harm for which damages may be an inappropriate and/or inadequate remedy and the Parties further agree that in the event of a breach or a threatened breach of any provision of this Article 16, the disclosing party shall be entitled and each of the Parties hereby consents to the issuance, in the Federal or State courts of Washington State, USA, or at the election of the disclosing Party elsewhere, of a temporary restraining order, preliminary and permanent injunction, without bond, restraining and enjoining the said breach or violation by the receiving party and any other person or entity which may be acting in concert with the receiving party to whom the confidential information may have been disclosed.

         16.3 NO ANNOUNCEMENT. The Parties shall not make any announcements or press releases in respect of this Agreement or the transactions contemplated herein without the prior written consent of both Parties, save as may be required by law or the applicable rules and regulations of any applicable stock exchange or the Securities and Exchange Commission of the United States of America (the "SEC"). Any disclosures regarding this Agreement as may be required by law or the applicable rules and regulations of any applicable stock exchange or the SEC can be made by the Party subject to any such requirement without the consent of or any consultation with the other Party.




17.  LIMITATION OF LIABILITY

         17.1  Neither   Party  shall  be  liable  to  the  other  for  special,
consequential or incidental loss or for loss of profits.

         17.2 Except as otherwise provided for in this Agreement, in no event will a Party have any liability to the other Party for any damages whatsoever arising out of or in connection with this Agreement.




18.  PRESUMPTIONS

         18.1 In interpreting the terms and conditions of this Agreement, no presumption shall be interpreted for or against a Party as a result of the role of such Party or such Party's counsel in the drafting of this Agreement.




19.  HEADINGS

         19.1 The titles of the Articles and Sections of this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement.




20.  ENTIRE UNDERSTANDING

         20.1 This Agreement includes the entire understanding of the Parties with respect to the subject matter hereof, and all prior agreements (written or oral) with respect to such subject matter have been merged herein. No representations or warranties have been made other than those expressly provided for herein. This Agreement may not be modified, except by a written instrument signed by the Parties, and this provision may not be waived except by written instrument signed by the Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.



Signed on behalf of NS8 Corporation by:



(..................................................)
Name:
Title:



Signed on behalf of Advanced Datanetwork Communications Co., Ltd. by:




(.................................................)
Name:  Somprasong Boonyachai
Title:  Chairman




(.................................................)
Name:  Trairat Kaewkerd
Title:  Managing Director




Witness: __________________________
Name:  Fuangfa   Amponstira
Title:  Senior Director, Broadband Marketing

             SCHEDULE A - VIDEO ON DEMAND CONTENT SUPPLY AGREEMENT

                                 STANDARD TERMS


                             Terms to be determined

                                   SCHEDULE B

                          LAUNCH TITLES - CURRENT FILMS


[LIST TO BE INSERTED - tentative list already supplied]